Exhibit (j)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 96 to the Registration Statement No. 811-04008 on Form N-1A of our reports each dated December 15, 2006 relating to the financial statements and financial highlights of Fidelity Investment Trust, including Fidelity International Small Cap Opportunities Fund and Fidelity International Value Fund; of our reports each dated December 21, 2006 including Fidelity Aggressive International Fund, Fidelity Diversified International Fund, Fidelity Worldwide Fund, and Fidelity Europe Capital Appreciation Fund; of our report dated December 22, 2006 including Fidelity International Small Cap Fund, each appearing in the Annual Report on Form N-CSR of Fidelity Investment Trust for the year ended October 31, 2006.

We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Boston, Massachusetts
December 27, 2006